UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2008

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-55166	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 Telegraph Avenue Suite #310

Berkeley, CA 94705

(Address of Principal Executive Offices)

(510) 281-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2008, Nile Therapeutics, Inc., or the Company, entered into an Office Lease Agreement, or the Lease Agreement, dated for reference purposes as of January 25, 2008, with AG/SIC-115 Sansome, LLC for a facility in San Francisco, California. The purpose of the space is for general office use. The Lease Agreement provides the Company with approximately 2,891 rentable square footage at a base rent of $38.00 per rentable square foot per year. The base rental increases on each anniversary of the commencement date by 3% of the base rental cost payable during the prior lease year. The term of the Lease Agreement is for three years. The Company currently anticipates moving into the space on March 31, 2008. The Lease Agreement requires a security deposit in the amount of $54,929.00.

The foregoing description is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 4, 2008, the Board of Directors of the Company, or the Board, approved those certain amendments as described in Item 5.02 below, the descriptions of which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreements and Incentive Stock Option Agreements.

On March 4, 2008, the Board of Directors of the Company, or the Board, approved certain amendments to the Employment Agreement, dated as of May 11, 2007, between the Company and Peter Strumph, the Company’s Chief Executive Officer, and the Incentive Stock Option Agreement, dated as of September 17, 2007, between the Company and Mr. Strumph. In addition, on the same date, the Board approved certain amendments to the Employment Agreement, dated as of January 19, 2007 and amended August 28, 2007, between the Company and Daron Evans, the Company’s Chief Financial Officer, and the Incentive Stock Option Agreement, dated as of September 17, 2007, between the Company and Mr. Evans. These amendments were made in light of continuously changing business conditions and objectives to give the Board and the Compensation Committee the flexibility to set and modify certain performance goals and to award certain cash bonuses and to vest a certain amount of the stock options of each of Messrs. Strumph and Evans upon the achievement of those performance goals. Specifically, after the effectiveness of the amendments, the Board has ability to vest that number of performance-based stock options in any year, or pro rata portion thereof for a period less than a full year, in an amount equal up to 33.33% of the stock options. The amendments also allow the Board and Compensation Committee to award a cash performance bonus to each of Messrs. Strumph and Evans in amounts equal to up to $150,000 for Mr. Strumph and up to $38,344 for Mr. Evans. Pursuant to the amendments, the Board and Compensation Committee have the authority to award anywhere between $0 and the maximum bonus and 0% and 33.33% of the performance-based stock options for each of Messrs. Strumph and Evans in any particular year, or a pro rata portion for any period of less than a full year, regardless of the achievement of any goals. The full details of the amendments described herein are set forth in the amendments, which are attached as Exhibits 10.2 through 10.5 to this Current Report on Form 8-K.

2007 Cash Bonus Payments and Performance Stock Option Vesting.

On March 4, 2008, the Board approved the cash bonus payments listed below to Messrs. Strumph and Evans, which consisted of payment of a percentage of year-end base salary. In addition, the Board certified the achievement of certain corporate objectives and individual performance targets of each of Messrs. Strumph and Evans, based on a multitude of objectives that were established by the Board in 2007. As a result, number of shares of common stock set forth below, which were subject to certain stock options granted to each of Messrs. Strumph and Evans that vest based on the achievement of certain targets and goals, vested and are now immediately exercisable.

	Performance Stock Options	Performance Cash Bonus
Peter Strumph Chief Executive Officer	139,008 shares	$70,378.00
Daron Evans Chief Financial Officer	76,528 shares	$30,380.00

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Real Estate Leasing Contract, by and between Nile Therapeutics, Inc. and AG/SIC-115 Sansome, LLC, dated January 25, 2008.

10.2	Amendment of Employment Agreement, by and between Nile Therapeutics, Inc. and Peter Strumph, dated March 4, 2008.

10.3	Amendment of Employment Agreement, by and between Nile Therapeutics, Inc. and Daron Evans, dated March 4, 2008.

10.4	Amendment of Incentive Stock Option Agreement, by and between Nile Therapeutics, Inc. and Peter Strumph, dated March 4, 2008.

10.5	Amendment of Incentive Stock Option Agreement, by and between Nile Therapeutics, Inc. and Daron Evans , dated March 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 5, 2008	NILE THERAPEUTICS, INC.

	By:	/s/ Peter M. Strumph
	Name:	Peter M. Strumph
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Real Estate Leasing Contract, by and between Nile Therapeutics, Inc. and AG/SIC-115 Sansome, LLC, dated January 25, 2008.

10.2	Amendment of Employment Agreement, by and between Nile Therapeutics, Inc. and Peter Strumph, dated March 4, 2008.

10.3	Amendment of Employment Agreement, by and between Nile Therapeutics, Inc. and Daron Evans, dated March 4, 2008.

10.4	Amendment of Incentive Stock Option Agreement, by and between Nile Therapeutics, Inc. and Peter Strumph, dated March 4, 2008.

10.5	Amendment of Incentive Stock Option Agreement, by and between Nile Therapeutics, Inc. and Daron Evans, dated March 4, 2008.